SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2008

VICTORIA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-27189	98-0230423
(State or Other Jurisdiction	Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

551 Fifth Avenue, Suite 2020, New York, NY 10017
(Address of Principal Executive Offices)(Zip Code)
Commission file number: 000-27189

Registrant's telephone number, including area code: (212) 973-0063

Item 5.01	Changes in control of Registrant.

On October 27, 2008, a group of the Issuer’s stockholders: High Peaks Corporation, Inverness Inc., Stockwell Inc., and Mr. Victor Kislinkii notified the Company that they surrendered their 9,459,943 shares representing 89.6% in the Company to Thor United Corporation for a nominal consideration. Thor United Corporation covenanted to undertake its best efforts to fund the Company’s on-going expenses and search for viable merger opportunities. The surrendering shareholders believed that this step would benefit the Company and its remaining stockholders.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victoria Industries, Inc.

Dated: October 28, 2008	By:	/s/ Albert Abdoulline
Albert Abdoulline, Chairman and CEO